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                                                                      Exhibit 23

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in this Annual Report (Form 10-K) of California Microwave, Inc. of our report dated August 10, 1998 included in the 1998 Annual Report to Shareholders of California Microwave, Inc.

Our audits also included the financial statement schedule of California Microwave, Inc. listed in Item 14(a2). This schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

We also consent to the incorporation by reference in the Registration Statements (Form S-8 No.'s 33-09117, 33-24517, 33-44397, 33-58108, 33-73584, 33-86968,
333-19015 and 333-35025) pertaining to the 1992 Stock Option Plan, 1992 Restricted Stock Plan, Employee Stock Purchase Plan, and 1986 Stock Option Plan of California Microwave, Inc.; the Non-Qualified Stock Option Agreement between California Microwave, Inc. and Frederick Lawrence dated effective as of July 16, 1997; of our report dated August 10, 1998, with respect to the financial statements incorporated herein by reference.


                                        /s/ ERNST & YOUNG LLP
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